UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 23, 2012

JACOBS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-88242	34-1959351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17301 West Colfax Ave, Suite 250 Golden, Colorado 80401
(Address of principal executive offices)

Registrant’s telephone number, including area code 303-215-5200

(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 23, 2012, Jacobs Entertainment, Inc. (the “Registrant”), as borrower, entered into a Second Amendment and Restatement Agreement to the Credit Agreement, dated as of June 16, 2006 and amended and restated as of March 31, 2010 (as so amended, the “Restated Credit Agreement”), among the Registrant, several lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Wells Fargo Bank, National Association, as Swingline Lender. Also on February 23, 2012, the Registrant entered into an Increase Joinder to the Credit Agreement among the Registrant, Capital One, National Association, as Additional Revolving Lender, and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent.

Generally, the Restated Credit Agreement extended the maturity of $45,000,000 of our term loans and $37,000,000 of our revolving loan commitments to December 16, 2013 among other minor amendments. In addition, upon the execution of the Increase Joinder to the Credit Agreement, we increased our revolver capacity to $40,000,000. As of the date hereof, we have revolving credit commitments of $40,000,000 and total outstanding term loans of $56,750,000. We intend to pay down $11,750,000 of term loans on or before the June 16, 2012 maturity date of those loans either from available cash or by drawing on our revolver. The Registrant has the right to borrow an additional $12,000,000 of term loans under the Restated Credit Agreement if it chooses, however, as of the date of this Form 8-K, it has not received such commitments, so long as the total indebtedness under the Restated Credit Agreement does not exceed $96,750,000.

As a result of the Restated Credit Agreement, the Registrant’s interest rate will increase by 0.25% on the loans that mature on December 16, 2013. As such, the interest rate on the drawn Class A-2 Revolving Loan balance will increase by 0.25%, the interest rate on the $11,750,000 of term loans that mature June 16, 2012 will remain 3% above LIBOR, and the $45,000,000 of term loans that mature December 16, 2013 will have an interest rate of 3.25% above LIBOR.

The above description of the Restated Credit Agreement and the Increase Joinder to the Credit Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements, which are attached hereto as Exhibits 10.33 and 10.34 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

10.33	Second Amendment and Restatement Agreement, dated as of February 23, 2012, among the Registrant, as borrower, several lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Wells Fargo Bank, National Association, as Swingline Lender, which amended and restated in its entirety the Amended and Restated Credit Agreement, dated as of June 16, 2006, as amended and restated as of March 31, 2010, among such parties, as set forth in such Second Amendment and Restatement Agreement.

10.34	Increase Joinder to the Credit Agreement, dated as of February 23, 2012, among the Registrant, Capital One, National Association, as Additional Revolving Lender, and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENTERTAINMENT, INC.

/s/ Brett A. Kramer
Date: February 29, 2012	By: Brett A. Kramer
Its: Chief Financial Officer